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                                                                    EXHIBIT 99.1

NEWS RELEASE


Contact(s):                                              Media Inquiries:
          Visteon Corporation
          Liane Smyth                                    Public Affairs
          313-755-2916                                   5500 Auto Club Drive
          lsmyth1@visteon.com                            Dearborn, MI  48126
                                                         Facsimile: 313-755-7983


          Investor Inquiries:
          Kent Niederhofer
          313-755-3699
          kniederh@visteon.com



                                                                  [VISTEON LOGO]

VISTEON DECLARES FIRST QUARTER DIVIDEND

DEARBORN, Mich., Jan. 10, 2001 -- The Board of Directors of Visteon Corporation (NYSE: VC) has declared a quarterly dividend of $0.06 per share on the company's common stock. The dividend is payable on March 1, 2001, to shareholders of record as of January 30, 2001. This is Visteon's third dividend announcement since it became an independent, publicly traded company in June 2000.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has a global delivery system of more than 130 technical, manufacturing, sales, and service facilities located in 23 countries. It has 81,000 employees working in three business segments: Dynamics and Energy Conversion; Comfort, Communication and Safety; and Glass.

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      Visteon news releases, photographs and product specification details are available at www.visteon.com